ENCORE MEDICAL ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER OF 2006

Austin, TX – October 26, 2006 – Encore Medical Corporation (NASDAQ: ENMC) (“Encore”) today announced its financial results for its third quarter ended September 30, 2006. Encore’s financial results were impacted by its February 24, 2006 acquisition of Compex Technologies, Inc. (“Compex”). Third quarter highlights exclude the impact of Encore’s discontinued operations, which are described further below.

On June 30, 2006, Encore entered into an Agreement and Plan of Merger with Grand Slam Holdings, LLC and Grand Slam Acquisition Corp., affiliates of The Blackstone Group, which is discussed in more detail in the “Important Information” section below.

Encore achieved net sales of $92.9 million in the third quarter of 2006, representing an increase of 27.8% over net sales of $72.7 million in the third quarter of 2005. Orthopedic Rehabilitation Division net sales of $77.7 million in the third quarter of 2006 increased 33.3% over net sales of $58.3 million in the third quarter of 2005, principally due to net sales attributable to Compex’s operations after Encore acquired Compex on February 24, 2006. During the third quarter of 2006, Encore completed several initiatives related to the integration of the Compex sales force, including integration of the Compex sales function onto the information technology systems used by Encore’s Empi subsidiary, sales territory realignment, redesigned compensation and reporting structures and other activities related to positioning its sales force to operate efficiently on a combined basis. Encore management believes that these integration activities negatively impacted Orthopedic Rehabilitation Division net sales in the third quarter of 2006, and that this negative impact will be eliminated as the Compex sales force integration is completed over the next two quarters.

Surgical Implant Division net sales of $15.2 million in the third quarter of 2006 increased 5.6% over net sales of $14.4 million in the third quarter of 2005, driven primarily by sales growth in its shoulder and knee product lines. The Surgical Implant Division’s domestic net sales represented $12.7 million or 83.1% of the Surgical Implant Division’s net sales and increased 15.1% in the third quarter of 2006 from the third quarter of 2005. Domestic net sales were offset by a decrease in international net sales when compared to the prior year period due to sales attributable to the geographic expansion of its international business in the third quarter of 2005.

Encore achieved net sales of $275.7 million for the nine months ended September 30, 2006, representing a 26.1% increase over net sales of $218.7 million for the comparable nine-month period in 2005. Orthopedic Rehabilitation Division net sales of $229.8 million for the nine months ended September 30, 2006 increased 28.9% over net sales of $178.3 million in the comparable nine-month period in 2005. Surgical Implant Division net sales of $45.9 million for the nine months ended September 30, 2006 increased 13.6% over net sales of $40.4 million in the comparable period in 2005. Orthopedic Rehabilitation Division net sales were negatively impacted on a year to date basis by a charge taken in the second quarter of 2006 of $5.6 million related to a provision for additional reserves related to accounts receivable acquired in the Compex acquisition.

Kenneth W. Davidson, Encore’s Chairman and Chief Executive Officer, commented, “I am pleased with our continued progress in connection with our integration of Compex. During the third quarter of 2006, we migrated the Compex sales function onto Empi’s information technology systems and completed other initiatives related to sales force integration. We also recently announced the consolidation of Compex’s New Brighton, Minnesota manufacturing facility into our Clear Lake, South Dakota manufacturing facility. Furthermore, we expect to achieve cost savings related to general and administrative expense reductions and improvements to our procurement process.”

Encore achieved gross margin of 62.0% in the third quarter of 2006, compared to gross margin of 61.8% in the third quarter of 2005. Orthopedic Rehabilitation Division gross margin in the third quarter of 2006 of 59.9% compared to gross margin of 57.4% achieved in the third quarter of 2005. Surgical Implant Division gross margin of 72.8% in the third quarter of 2006 decreased over gross margin of 79.2% in the third quarter of 2005 due primarily to reduced production volumes in the third quarter of 2006 as inventory requirements for new product introductions were completed, compared to higher production volumes in the prior year period. For the nine months ended September 30, 2006, Encore achieved gross margin of 60.7%, equivalent to the gross margin of 60.7% in the comparable period in 2005. For the nine months ended September 30, 2006, gross margin on a consolidated basis and gross margin for the Orthopedic Rehabilitation Division were negatively impacted by $5.6 million of expense related to a provision for additional reserves related to accounts receivable acquired in the Compex acquisition and $0.8 million of expense related to the write up to fair market value of inventory acquired in the Compex acquisition.

In the third quarter of 2006, Encore achieved operating income of $10.6 million, or 11.4% of net sales, compared to operating income of $11.6 million, or 15.9% of net sales, in the third quarter of 2005. Operating income in the third quarter of 2006 was negatively impacted by $1.5 million of Compex integration expenses related to severance, restructuring and other integration costs, $1.0 million of employee stock-based compensation expense related to the adoption of SFAS 123® compared to no employee stock-based compensation expense in the third quarter of 2005, and $1.4 million of expenses incurred in connection with the proposed merger with affiliates of The Blackstone Group, which was announced on June 30, 2006 and, subject to stockholder approval, is expected to close in early November. These expenses were partially offset by a $1.2 million reduction of incentive compensation expense previously recorded during 2006, based on Encore’s quarterly evaluation of estimated total incentive compensation expected to be paid at year end.

For the nine months ended September 30, 2006, Encore achieved operating income of $24.5 million, or 8.9% of net sales, compared to operating income of $31.2 million, or 14.3% of net sales, in the comparable period in 2005. Operating income for the nine months ended September 30, 2006 was negatively impacted by the $5.6 million increase in the provision for additional reserves related to accounts receivable acquired in the Compex acquisition, $0.8 million expense related to the write up to fair market value of inventory acquired in the Compex acquisition, $3.9 million write off of in-process research and development (“IPR&D”) costs associated with the Compex acquisition, $2.2 million of Compex integration expenses related to severance, restructuring and other integration costs, $3.0 million of employee stock-based compensation expense related to the adoption of SFAS 123® compared to no employee stock-based compensation expense in the comparable period in 2005, and $1.4 million of expenses incurred in connection with the proposed merger with affiliates of The Blackstone Group as described above.

Encore recorded interest expense of $8.0 million in the third quarter of 2006 compared to interest expense of $7.0 million in the third quarter of 2005. The increase in interest expense in the third quarter 2006 over the prior year period was principally driven by higher interest rates on the floating portion of Encore’s outstanding indebtedness and the impact of additional borrowings in connection with the Compex acquisition. At September 30, 2006, Encore had approximately $336.7 million of long-term debt compared to $339.8 million at July 1, 2006. For the nine months ended September 30, 2006, Encore recorded interest expense of $23.5 million compared to interest expense of $21.4 million in the comparable period of 2005.

Encore recorded income from continuing operations of $0.9 million, or $0.01 per fully diluted share, in the third quarter of 2006 compared to income from continuing operations of $2.7 million, or $0.05 per fully diluted share, in the third quarter of 2005. Encore’s income from continuing operations in the third quarter of 2006 was negatively impacted by expenses related to the Compex integration, the employee stock-based compensation expense and costs related to the proposed merger with affiliates of The Blackstone Group, partially offset by the reduction of previously recorded incentive compensation expense, as discussed above. For the nine months ended September 30, 2006, Encore recorded a net loss from continuing operations of $1.9 million, or $0.03 per fully diluted share, compared to net income from continuing operations of $6.2 million, or $0.12 per fully diluted share, in the same period in 2005. Income from continuing operations for the nine months ended September 30, 2006 was negatively impacted by the increase in the provision for additional reserves related to accounts receivable acquired in the Compex acquisition, expense related to the write up to fair market value of inventory acquired in the Compex acquisition, the write off of IPR&D costs associated with the Compex acquisition, Compex integration expenses related to severance, restructuring and other integration costs, employee stock-based compensation expense related to the adoption of SFAS 123® and costs related to the proposed merger with affiliates of The Blackstone Group as described above.

For the three and nine months ended September 30, 2006, Encore recorded an income tax expense of approximately $1.8 million and $3.2 million, respectively, on pre-tax income of $2.7 million and $1.4 million, respectively. The write off of IPR&D is not deductible for tax purposes. In addition to the IPR&D impact, Encore’s effective tax rate was also negatively impacted by non-deductible stock-based compensation expense for both the three and nine months ended September 30, 2006, along with a reduction of projected pre-tax income for 2006, primarily due to expenses related to the Compex integration and the proposed merger with affiliates of the Blackstone Group as discussed above.

Discontinued Operations

On August 8, 2005, Encore completed the divestiture of certain assets which comprised its bracing, splinting and patient safety products (“soft goods product line”). On June 30, 2006, Encore completed the divestiture of its Slendertone ® U.S. consumer product line (“US consumer product line”). For accounting purposes, the operating results of the soft goods product line and the US consumer product line have been classified as discontinued operations in the statements of operations for all historical periods.

In the third quarter of 2006, Encore reported a net loss of $0.2 million from discontinued operations. In the third quarter of 2005, Encore reported income from discontinued operations of approximately $0.02 million. Encore also reported a $2.4 million gain, or $0.05 per diluted share, from the divestiture of the certain assets which comprised its soft goods product line in the prior year period.

Conference Call and Webcast

Encore’s management will host a conference call at 10:00 a.m. Eastern Time, Thursday October 26, 2006 to discuss its third quarter results. Interested parties may participate by linking to the webcast at: www.encoremed.com. Please log in at least 15 minutes before the call to register, download and install any necessary audio software.

About Encore

Encore Medical Corporation is a diversified orthopedic device company with leading positions in many of the markets in which we compete. We develop, manufacture and distribute a comprehensive range of high- quality orthopedic devices used for rehabilitation, pain management and physical therapy. We also develop, manufacture and distribute a comprehensive suite of surgical reconstructive implant products. We believe that we are one of a few orthopedic device companies that offer healthcare professionals and patients a diverse range of orthopedic rehabilitation and surgical reconstructive implant products addressing the complete spectrum of pre-operative, post-operative, clinical and home rehabilitation care.

Contact:	William W. Burke, Executive Vice President – Chief Financial Officer
(512) 832-9500
Bill_Burke@encoremed.com
Media:	Davis Henley, Vice President – Business Development

(512) 832-9500

Davis_Henley@encoremed.com

Important Information

In connection with the proposed merger among Grand Slam Holdings, LLC, Grand Slam Acquisition Corp., which are affiliates of Blackstone Capital Partners V L.P., and Encore, pursuant to the Agreement and Plan of Merger, dated as of June 30, 2006, Encore filed its definitive proxy statement with the Securities and Exchange Commission on October 3, 2006. THIS DOCUMENT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION, AND ENCORE URGES YOU TO READ THESE DOCUMENTS. In addition to receiving the proxy statement from Encore by mail, stockholders may obtain the proxy statement, as well as other filings containing information about Encore, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov). This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Encore.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, the ability to grow the distribution networks for Encore’s products, the ability to continue to obtain long-term financing, and the ability to locate and integrate past and future acquisitions. Risks and uncertainties related to Encore’s acquisition by Blackstone Capital Partners include Encore not being able to complete the proposed transaction, conditions in the financing commitments that could impact the ability to obtain long-term financing, failure to obtain acceptances to its debt tender offer, and stockholder or other regulatory approvals or to satisfy other closing conditions, the possibility of the occurrence of an event that could constitute a Company Material Adverse Effect as defined in the merger agreement. Additionally, the Company is subject to other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Encore and certain of its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. A description of the interests of certain of Encore’s directors and executive officers in Encore is set forth in Encore’s annual report on Form 10-K for the fiscal year ended December 31, 2005. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their interests in the proposed transaction, as well as the interests of Encore’s executive officers and directors, are set forth in Encore’s proxy statement for its 2006 annual meeting filed with the SEC on April 12, 2006, and in the definitive proxy statement filed with the SEC on October 3, 2006 and subsequently mailed to Encore stockholders on October 4, 2006.

Encore Medical Corporation
Statements of Operations
For the Three Months and Nine Months Ended September 30, 2006
(in thousands, except per share data)
(Unaudited)
Quarter Ended									Nine Months Ended

		9/30/06			10/1/05			9/30/06			10/1/05

	$		%	$		%	$		%	$		%
Net sales		$92,911	100.0%		$72,726	100.0%		$275,738	100.0%		$218,714	100.0%
Cost of sales		35,324	38.0%		27,809	38.2%		108,295	39.3%		86,058	39.3%

Gross margin		57,587	62.0%		44,917	61.8%		167,443	60.7%		132,656	60.7%
Operating expenses:
Selling, general and administrative		44,125	47.5%		30,868	42.5%		129,915	47.1%		94,045	43.0%
Research and development		2,905	3.1%		2,479	3.4%		13,042	4.7%		7,371	3.4%

Operating income		10,557	11.4%		11,570	15.9%		24,486	8.9%		31,240	14.3%
Other income (expense):
Interest income		161	0.2%		101	0.1%		400	0.1%		272	0.1%
Interest expense		(8,028)	(8.6%)		(7,013)	(9.6%)		(23,508)	(8.5%)		(21,355)	(9.8%)
Other income (expense), net		27	0.0%		(150)	(0.2%)		(15)	(0.0%)		107	0.1%

Income (loss) from continuing operations before income taxes and
minority interest		2,717	2.9%		4,508	6.2%		1,363	0.5%		10,264	4.7%
Provision for income taxes		1,775	1.9%		1,771	2.4%		3,174	1.2%		4,003	1.8%
Minority interest		25	0.0%		30	0.0%		137	0.0%		73	0.1%

Income (loss) from continuing operations		$917	1.0%		$2,707	3.7%		($1,948)	(0.7%)		$6,188	2.8%
Discontinued operations:
Gain on disposal of discontinued
operations (net of income tax of $1,542)		—	0.0%		2,383	3.3%		—	0.0%		2,383	1.1%
Income (loss) from discontinued operations (net of income tax
(benefit) expense of $22, $10, $(390) and $348, respectively)		(163)	(0.2%)		16	0.0%		(607)	(0.2%)		569	0.3%

Net income (loss)		$754	0.8%		$5,106	7.0%		($2,555)	(0.9%)		$9,140	4.2%

Earnings (loss) per share – basic:
Income (loss) from continuing operations		$0.01			$0.05			($0.03)			$0.12
Income (loss) from discontinued operations		-			$0.05			($0.01)			$0.06

Net income (loss)		$0.01			$0.10			($0.04)			$0.18

Earnings (loss) per share — diluted:
Income (loss) from continuing operations		$0.01			$0.05			($0.03)			$0.12
Income (loss) from discontinued operations		-			$0.05			($0.01)			$0.05

Net income (loss)		$0.01			$0.10			($0.04)			$0.17

Weighted average number of common shares outstanding:
Basic		71,465			51,791			67,089			51,744
Diluted		71,838			52,491			67,089			52,395